Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces First Quarter 2012 Earnings (Unaudited)

Highlights for the first quarter of 2012, with comparisons to the first quarter of 2011 included the following:

·	Noninterest Bearing and Transaction Deposits Increase 8%
·	Deposit costs fall to 0.75%
·	Delinquent Loans to Total Loans Decline to 0.37%
·	Nonperforming Assets to Total Assets decrease to 0.55%
·	Diluted Book Value Improves by $0.95 per share to $8.59

Costa Mesa, Calif., April 24, 2012 -- Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), reported net income for the first quarter of 2012 of $2.7 million or $0.25 per share on a diluted basis, down from the first quarter of 2011 of $4.8 million or $0.44 per share on a diluted basis.  For the three months ended March 31, 2012, our return on average assets was 1.11% and return on average equity was 12.24%, down from a return on average assets of 2.10% and a return on average equity of 24.34% for the same comparable period of 2011.  The decrease in our net income and our returns was primarily related to a $4.2 million pre-tax gain recorded on the acquisition of Canyon National Bank (“Canyon National”) from the Federal Deposit Insurance Corporation (“FDIC”), as receiver, on February 11, 2011.

Steve Gardner, President and Chief Executive Officer, commented on the first quarter’s results of 2012, “We had another consistent, sound performance in the first quarter of 2012, generating a12.24% return on average equity.  Our franchise value continues to improve with noninterest bearing and transaction deposit accounts accounting for an ever higher percentage of our deposit composition, with such accounts now representing 52% of total deposits at quarter end.  Looking forward, we are encouraged by the fact that our loan pipeline has doubled in size since year-end 2011 and includes new warehouse lending facilities and their accompanying deposits.”

Mr. Gardner continued with remarks on the net interest margin, “Although our average interest-earning assets increased by $25.9 million to $931.3 million during the current quarter, our net interest margin decreased 53 basis points to 4.31% for this period.  The decrease in margin was primarily due to a decrease in yield on our interest-earning assets.  During the current quarter, we maintained a higher proportion of lower yielding cash and investment securities compared to the fourth quarter 2011 and the yield on our loans decreased by 40 basis points to 6.43%.  The reduced loan yield was primarily due to the fourth quarter of 2011 having more discount amortization from loan payoffs and purchase credit impaired loans than the first quarter of 2012 and an overall decrease in our end of period weighted average loan yield, which decreased 8 basis points to 6.04% at March 31, 2012, compared to December 31, 2011.  Our decrease in deposit costs of 6 basis points during the current quarter partially offset the decrease we experienced in yields.  Although the net interest margin decreased from last quarter, it was up 10 basis points from the comparable quarter of last year.”

Mr. Gardner continued with observations on asset quality, “It has now been one year since we reported the acquisition of Canyon National and I am pleased to report that asset quality metrics are back to our pre-acquisition levels.  As of March 31, 2012, we had delinquent loans at 0.37% of gross loans, nonaccrual loans at 0.53% of gross loans, and nonperforming assets at 0.55% of total assets.  Our disciplined approach in running our business, including our ability to expeditiously resolve problem assets, enables us to maintain our excellent asset quality even under trying economic circumstances.”

Mr. Gardner concluded his remarks, “Having a strong balance sheet, excellent asset quality and solid operational results, provides a great platform for us to grow our franchise value through sensible acquisitions and organic growth.  We approach each acquisition opportunity with the same proven discipline in which we run our day-to-day activities with the overall objectives to protect and enhance shareholder value.”

Net Interest Income

Net interest income totaled $10.0 million in the first quarter of 2012, up $939,000 or 10.32% from the first quarter of 2011, reflecting both an increase in average interest-earning assets of $66.3 million or 7.7% and a higher net interest margin.  Both our average interest-earning assets and net interest margin were favorably impacted by a full first quarter’s impact from the Canyon National acquisition in 2012, compared to a partial first quarter impact in 2011.  The increase in average interest-earning assets resulted primarily from an increase in average loans of $66.8 million and cash and cash equivalents of $40.1 million, partially offset by a decrease in average investment securities of $34.7 million.  The net interest margin was 4.31% in the first quarter of 2012, up 10 basis points from the first quarter of 2011.  The increase in the current quarter net interest margin was primarily due to a decrease in the average costs on interest-bearing liabilities of 34 basis points to 0.95%, partially offset by a decrease in the yield on interest-earning assets of 23 basis points to 5.20%.  The decrease in costs on our interest-bearing liabilities was mainly associated with a decline in our cost of deposits of 37 basis points from 1.21% to 0.84%, primarily as a result of a higher proportion of lower costing transaction accounts.  The decrease in yield on our interest-earning assets was mainly associated with lower yielding loans by 24 basis points to 6.43% and investment securities by 31 basis points to 2.43%.  Due to the accounting rules associated with our purchased credit impaired loans acquired from Canyon National, each quarter we are required to re-estimate cash flows which can cause volatility in our yield on loans.  For the first quarter of 2012, discount amortization on our purchased credit impaired loans contributed 9 basis points to our loan yield.

Provision for Loan Losses

Due primarily to a reduction in the loan portfolio balance, the Company determined not to record a provision for loan losses in the first quarter of 2012, compared to a $106,000 provision for loan losses during the first quarter of 2011.  Net loan charge-offs amounted to $406,000 in the first quarter of 2012, up $300,000 from $106,000 experienced during the first quarter of 2011.  Of the total loan charge-offs of $423,000 in the current quarter, $303,000 related to other purchased loans received in the Canyon National acquisition.

Noninterest income

Noninterest income totaled $939,000 in the first quarter of 2012, a decrease of $4.3 million from the first quarter of 2011.  The decrease primarily resulted from the following gains in the first quarter of 2011 which did not occur in 2012: $4.2 million from the Canyon National acquisition, $164,000 from sales of securities available for sale and $86,000 from sales of loans.  There were no acquisitions or equivalent sales activity in 2012.  Partially offsetting the absence of these gains in the first quarter of 2012 was an improvement in the other than temporary impairment on investment securities of $177,000.

Noninterest Expense

Noninterest expense totaled $6.6 million in the first quarter of 2012, up $282,000 or 4.4% from the first quarter of 2011.  The increase primarily related to compensation and benefits costs of $339,000; legal and audit expense of $94,000; premises and occupancy expenses of $78,000; data processing and communications expense of $66,000, partially offset by lower FDIC insurance premiums of $131,000, primarily due to an improvement in our assessment rate after the first quarter of 2011, and OREO operations, net costs of $116,000.  Although we incurred higher expenses in the current quarter from a full quarter’s activity with Canyon National as compared to a partial quarter’s activity in the year-ago first quarter, we have achieved improved efficiencies as reflected by our efficiency ratio of 59.1% for the first quarter of 2012, compared with 61.6% for the first quarter of 2011.

Assets and Liabilities

At March 31, 2012, assets totaled $985.2 million, up $28.7 million or 3.0% from March 31, 2011, and up $24.0 million or 2.5% from December 31, 2011.  The increase in assets over the first quarter of 2012 was primarily related to increases in securities available for sale of $35.1 million and cash and cash equivalents of $33.4 million, partially offset by a decrease in loans of $43.0 million.

Investment securities available for sale totaled $150.7 million at March 31, 2012, up $9.8 million or 7.0% from March 31, 2011 and up $35.1 million or 30.3% from December 31, 2011.  The increase during the first quarter of 2012 was primarily from securities purchases of $37.9 million, partially offset by principal payments of $2.7 million.  At March 31, 2012, the end of period yield on investment securities available for sale was 2.58%, down from 3.24% at March 31, 2011, from 2.76% at December 31, 2011.  At March 31, 2012, 50 of our 61 private label mortgage-backed securities (“MBS”) were classified as substandard or impaired and had a book value of $2.6 million and a market value of $2.2 million.  Interest received from these securities is applied against their respective principal balances.  Our entire private label MBS were acquired when we redeemed our shares in certain mutual funds in 2008.

Net loans held for investment totaled $687.1 million at March 31, 2012, down $4.0 million or 0.6% from March 31, 2011 and down $43.0 million or 5.9% from December 31, 2011.  The decrease since year-end 2011 was primarily from a decrease in our warehouse repurchase facilities of $23.3 million, multi-family loans of $8.5 million, one-to-four family loans of $7.7 million and commercial owner occupied of $5.4 million, partially offset by an increase in commercial non-owner occupied loans of $4.3 million.  Loan activity in the first quarter of 2012 included an increase in our undisbursed loan funds by $40.1 million and principal repayments of $35.2 million, partially offset by loan originations and purchases of $33.3 million.  At March 31, 2012, the end of period yield on loans decreased to 6.04% from 6.33% at March 31, 2011 and 6.12% at December 31, 2011. At March 31, 2012, the loans to deposits ratio was 82.1%, down from 84.0% at March 31, 2011 and 89.1% at December 31, 2011.

At March 31, 2012, our allowance for loan losses was $8.1 million, down from $8.9 million at March 31, 2011 and $8.5 million at December 31, 2011.  The allowance for loan losses as a percent of nonaccrual loans was 219.6% at March 31, 2012, up from 43.0% at March 31, 2011 and 139.9% at December 31, 2011.  The percent increase in this ratio since year-end 2011 was primarily due to a decrease in nonaccrual loans of $2.4 million.  At March 31, 2012, the ratio of allowance for loan losses to total gross loans was 1.2%, down from 1.3% at March 31, 2011, and essentially equal to that at December 31, 2011.

Deposits totaled $846.7 million at March 31, 2012, up $13.9 million or 1.7% from March 31, 2011 and $17.8 million or 2.2% from December 31, 2011.  The increase during the first quarter of 2012 was primarily from increases of $23.3 million interest-bearing transaction accounts and $13.1 million in noninterest-bearing accounts, partially offset by a decrease in certificates of deposit of $18.6 million.  At the current quarter end, we had no brokered deposits.  At March 31, 2012, the end of period cost of deposits decreased to 0.75%, from 1.07% at March 31, 2011 and 0.89% at December 31, 2011.

At March 31, 2012, total borrowings amounted to $38.8 million, equal to that at March 31, 2011 and December 31, 2011.  Total borrowings at March 31, 2012 represented 3.9% of total assets with an end of period weighted average cost of 3.28%, compared with 4.1% of total assets with a weighted average cost of 3.20% at March 31, 2011 and 4.0% of total assets with a weighted average cost of 3.23% at December 31, 2011.

Nonperforming Assets

At March 31, 2012, nonperforming assets totaled $5.5 million or 0.55% of total assets, down from $31.2 million or 3.26% of total assets at March 31, 2011 and $7.3 million or 0.76% of total assets at December 31, 2011.  During the first quarter of 2012, nonperforming loans decreased $2.4 million to total $3.7 million, while OREO increased $537,000 to total $1.8 million.  At March 31, 2012, OREO consisted of three land properties totaling $935,000, two commercial real estate properties totaling $720,000 and one single family residence of $113,000.

Capital Ratios

At March 31, 2012, our ratio of tangible common equity to total tangible assets was 8.90%, with a basic book value per share of $8.66 and diluted book value per share of $8.59.

At March 31, 2012, the Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 9.49%, tier 1 risked-based capital of 12.54% and total risk-based capital of 13.65%.  These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.00% for tier 1 risked-based capital and 10.00%, for total risk-based capital.  At March 31, 2012, the Company had a ratio for tier 1 leverage capital of 9.46%, tier 1 risked-based capital of 12.53% and total risk-based capital of 13.63%.

The Company owns all of the capital stock of the Bank.  The Bank provides business and consumer banking products to its customers through our nine full-service depository branches in Southern California located in the cities of Costa Mesa, Huntington Beach, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2011 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
714.431.4000

Kent J. Smith
Executive Vice President/CFO
714.431.4000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share data)

	March 31,	December 31,	March 31,
ASSETS	2012	2011	2011
	(Unaudited)	(Audited)	(Unaudited)
Cash and due from banks	$93,622	$60,207	$46,302
Federal funds sold	27	28	10,578
Cash and cash equivalents	93,649	60,235	56,880
Investment securities available for sale	150,739	115,645	140,927
FHLB stock/Federal Reserve Bank stock, at cost	11,975	12,475	14,161
Loans held for sale, net	62	-	-
Loans held for investment	695,195	738,589	699,953
Allowance for loan losses	(8,116)	(8,522)	(8,879)
Loans held for investment, net	687,079	730,067	691,074
Accrued interest receivable	3,632	3,885	4,014
Other real estate owned	1,768	1,231	10,509
Premises and equipment	9,550	9,819	8,166
Deferred income taxes	8,654	8,998	8,977
Bank owned life insurance	13,096	12,977	12,583
Intangible assets	2,013	2,069	2,243
Other assets	2,954	3,727	6,948
TOTAL ASSETS	$985,171	$961,128	$956,482
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest bearing	$125,448	$112,313	$118,241
Interest bearing:
Transaction accounts	311,152	287,876	287,694
Retail certificates of deposit	410,117	428,688	413,126
Wholesale certificates of deposit	-	-	13,725
Total deposits	846,717	828,877	832,786
Other borrowings	28,500	28,500	28,500
Subordinated debentures	10,310	10,310	10,310
Accrued expenses and other liabilities	10,165	6,664	5,217
TOTAL LIABILITIES	895,692	874,351	876,813
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares outstanding	-	-	-
Common stock, $.01 par value; 15,000,000 shares authorized; 10,329,934 shares at March 31, 2012, 10,337,626 shares at December 31, 2011, and 10,084,626 shares at March 31, 2011 issued and outstanding	103	103	101
Additional paid-in capital	76,239	76,310	76,326
Retained earnings	12,738	10,046	4,246
Accumulated other comprehensive income (loss), net of tax (benefit) of $278 at March 31, 2012, $221 at December 31, 2011, and ($702) at March 31, 2011	399	318	(1,004)
TOTAL STOCKHOLDERS’ EQUITY	89,479	86,777	79,669
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$985,171	$961,128	$956,482

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
INTEREST INCOME
Loans	$11,237	$10,533
Investment securities and other interest-earning assets	879	1,201
Total interest income	12,116	11,734
INTEREST EXPENSE
Interest-bearing deposits:
Interest on transaction accounts	329	445
Interest on certificates of deposit	1,427	1,823
Total interest-bearing deposits	1,756	2,268
Other borrowings	235	288
Subordinated debentures	84	76
Total interest expense	2,075	2,632
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	10,041	9,102
PROVISION FOR LOAN LOSSES	-	106
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,041	8,996
NONINTEREST INCOME
Loan servicing fees	177	217
Deposit fees	501	448
Net gain from sales of loans	-	86
Net gain from sales of investment securities	-	164
Other-than-temporary impairment loss on investment securities, net	(37)	(214)
Gain on FDIC transaction	-	4,189
Other income	298	349
Total noninterest income	939	5,239
NONINTEREST EXPENSE
Compensation and benefits	3,520	3,181
Premises and occupancy	878	800
Data processing and communications	367	301
Other real estate owned operations, net	147	263
FDIC insurance premiums	133	264
Legal and audit	486	392
Marketing expense	215	229
Office and postage expense	163	167
Other expense	732	762
Total noninterest expense	6,641	6,359
NET INCOME BEFORE INCOME TAXES	4,339	7,876
INCOME TAX	1,647	3,104
NET INCOME	$2,692	$4,772

EARNINGS PER SHARE
Basic	$0.26	$0.47
Diluted	$0.25	$0.44

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,335,935	10,049,311
Diluted	10,626,174	10,857,123

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Profitability and Productivity
Net interest margin	4.31%	4.21%
Noninterest expense to average total assets	2.73	2.80
Efficiency ratio (1)	59.14	61.56
Return on average assets	1.11	2.10
Return on average equity	12.24	24.34

Asset and liability activity
Loans originated and purchased	$33,305	$171,110
Repayments	(35,219)	(8,079)
Loans sold	-	(12,142)
Increase (decrease) in loans, net	(42,926)	135,536
Increase in assets	24,043	129,666
Increase in deposits	17,840	173,546
Decrease in borrowings	-	(40,000)

(1) Efficiency ratio excludes other real estate operations, net; gains and losses from sales of loans and investment securities; and gain on FDIC transaction.

	Average Balance Sheet
	Three Months Ended			Three Months Ended
	March 31, 2012			March 31, 2011
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$96,177	$50	0.21%	$56,125	$29	0.21%
Federal funds sold	28	-	0.00%	5,899	2	0.14%
Investment securities	136,216	829	2.43%	170,888	1,170	2.74%
Loans receivable, net (1)	698,923	11,237	6.43%	632,092	10,533	6.67%
Total interest-earning assets	931,344	12,116	5.20%	865,004	11,734	5.43%
Noninterest-earning assets	40,861			44,125
Total assets	$972,205			$909,129
Liabilities and Equity
Interest-bearing liabilities:
Transaction accounts	$413,960	$329	0.32%	$340,153	$445	0.53%
Retail certificates of deposit	423,635	1,427	1.35%	411,189	1,813	1.79%
Wholesale certificates of deposit	-	-	0.00%	7,868	10	0.52%
Total interest-bearing deposits	837,595	1,756	0.84%	759,210	2,268	1.21%
Other borrowings	28,566	235	3.32%	55,056	288	2.12%
Subordinated debentures	10,310	84	3.29%	10,310	76	2.99%
Total borrowings	38,876	319	3.31%	65,366	364	2.26%
Total interest-bearing liabilities	876,471	2,075	0.95%	824,576	2,632	1.29%
Noninterest-bearing liabilities	7,752			6,120
Total liabilities	884,223			830,696
Stockholders' equity	87,982			78,433
Total liabilities and equity	$972,205			$909,129
Net interest income		$10,041			$9,102
Net interest rate spread (2)			4.25%			4.14%
Net interest margin (3)			4.31%			4.21%
Ratio of interest-earning assets to interest-bearing liabilities			106.26%			104.90%

(1)	Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2)	Represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION

	March 31, 2012	December 31, 2011	March 31, 2011
Pacific Premier Bank Capital Ratios
Tier 1 leverage ratio	9.49%	9.44%	9.09%
Tier 1 risk-based capital ratio	12.54	11.68	10.50
Total risk-based capital ratio	13.65	12.81	11.65

Pacific Premier Bancorp, Inc. Capital Ratios
Tier 1 leverage ratio	9.46%	9.50%	9.20%
Tier 1 risk-based capital ratio	12.53	11.69	10.54
Total risk-based capital ratio	13.63	12.80	11.69%

Share Data
Book value per share (Basic)	$8.66	$8.39	$7.90
Book value per share (Diluted)	8.59	8.34	7.64
Closing stock price	8.00	6.34	6.82

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	March 31, 2012	December 31, 2011	March 31, 2011
Loan Portfolio
Real estate loans:
Multi-family	$185,367	$193,830	$235,443
Commercial non-owner occupied	168,672	164,341	156,616
One-to-four family (1)	52,280	60,027	48,291
Construction	-	-	5,631
Land	7,246	6,438	10,002
Business loans:
Commercial owner occupied (2)	146,904	152,299	156,379
Commercial and industrial	83,947	86,684	76,854
Warehouse facilities	44,246	67,518	9,352
SBA	3,948	4,727	3,268
Other loans	3,139	3,390	1,264
Total gross loans (3)	695,749	739,254	703,100
Less:
Loans held for sale, net	(62)	-	-
Deferred loan origination costs/(fees) and premiums/(discounts)	(492)	(665)	(3,147)
Allowance for loan losses	(8,116)	(8,522)	(8,879)
Loans held for investment, net	$687,079	$730,067	$691,074

Asset Quality
Nonaccrual loans	$3,696	$6,093	$20,650
Other real estate owned	1,768	1,231	10,509
Nonperforming assets	5,464	7,324	31,159
Allowance for loan losses	8,116	8,522	8,879
Allowance for loan losses as a percent of total nonperforming loans	219.59%	139.87%	43.00%
Nonperforming loans as a percent of gross loans	0.53	0.82	2.94
Nonperforming assets as a percent of total assets	0.55	0.76	3.26
Net loan charge-offs for the quarter ended	$406	$527	$106
Net loan charge-offs for quarter to average total loans, net	0.23%	0.29%	0.07%
Allowance for loan losses to gross loans	1.17	1.15	1.26

Delinquent Loans:
30 - 59 days	$11	$699	$11,811
60 - 89 days	697	731	2,820
90+ days (4)	1,864	4,260	11,990
Total delinquency	$2,572	$5,690	$26,621
Delinquency as a % of total gross loans	0.37%	0.77%	3.79%

(1) Includes second trust deeds.
(2) Majority secured by real estate.
(3) Total gross loans for March 31, 2012 is net of the mark-to-market discount on Canyon National loans of $4.1 million.
(4) All 90 day or greater delinquencies are on nonaccrual status and reported as part of nonperforming assets.